                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      ON-SITE SOURCING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rule 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             ON-SITE SOURCING, INC.
                             1111 North 19th Street
                                  Sixth Floor
                           Arlington, Virginia 22209
                                 (703) 276-1123

                                                                December 1, 1998

Dear Stockholder:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of On-Site Sourcing, Inc. We will hold the Annual Meeting on December 29, 1998 at 8 a.m. eastern time in our principal executive office, which is located at 1111 North 19th Street, Sixth Floor, Arlington, Virginia.

    Enclosed with this letter is a Notice of Annual Meeting, a Proxy Statement, a proxy card and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that will be conducted at the Annual Meeting and other information about On-Site Sourcing.

    In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer questions.

    Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

                                          Sincerely,

                                          Christopher J. Weiler
                                          Chief Executive Officer

                             ON-SITE SOURCING, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 29, 1998

                                                                December 1, 1998

    At the 1998 Annual Meeting we will ask our stockholders to:

    1.  Elect the Directors of the Company to serve for the ensuing year;

    2.  Adopt a Classified Board of Directors;

    3. Amend the Company's Certificate of Incorporation to require that any subsequent amendments to the Certificate of Incorporation require approval by two-thirds of the shares entitled to vote;

    4. Amend the Company's Certificate of Incorporation to require that any action by the Company's stockholders be taken at a duly called meeting and not by written consent;

    5.  Approve the 1998 Stock Option Plan;

    6. Ratify the selection of Reznick Fedder & Silverman, PC as the Company's independent auditors for the fiscal year ending December 31, 1998; and

    7.  Transact any other business that is properly presented at the meeting.

    The accompanying Proxy Statement contains further information with respect to these matters.

    You will be able to vote your shares at the 1998 Annual Meeting if you were a stockholder of record at the close of business on November 16, 1998.

                                 By Order of The Board of Directors,
                                 Alfred T. Duncan
                                 Secretary

                               TABLE OF CONTENTS

                                                                                                            PAGE NO.
                                                                                                          -------------

GENERAL INFORMATION.....................................................................................            1

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING.........................................................            2

PROPOSAL 1: ELECTION OF DIRECTORS.......................................................................            2

PROPOSAL 2: ADOPTION OF CLASSIFIED BOARD OF DIRECTORS...................................................            5

PROPOSAL 3: ADOPTION OF SUPERMAJORITY VOTING REQUIREMENT................................................            6

PROPOSAL 4: ADOPTION OF STOCKHOLDER ACTION ONLY BY DULY CALLED ANNUAL OR SPECIAL MEETING................            7

PROPOSAL 5: APPROVAL OF 1998 STOCK OPTION PLAN..........................................................            8

PROPOSAL 6: RATIFICATION OF INDEPENDENT ACCOUNTANTS.....................................................           12

EXECUTIVE COMPENSATION AND RELATED MATTERS..............................................................           14

CERTAIN TRANSACTIONS....................................................................................           16

AVAILABILITY OF FORM 10-KSB.............................................................................           17

STOCKHOLDER PROPOSALS FOR 1999..........................................................................           17

                             ON-SITE SOURCING, INC.
                             1111 NORTH 19TH STREET
                                  SIXTH FLOOR
                           ARLINGTON, VIRGINIA 22209
                                 (703) 276-1123
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER 29, 1998
                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement provides important information that you should read before you vote on the proposals that will be presented to you at the 1998 Annual Meeting of the stockholders of On-Site Sourcing, Inc. (We will refer to this meeting as the "Annual Meeting.") The Annual Meeting will be held on December 29, 1998 at 8:00 a.m. eastern time at the Company's principal executive office, 1111 North 19th Street, Sixth Floor, Arlington, Virginia.

    This Proxy Statement provides detailed information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

    On December 1, 1998, we began mailing information to people who, according to our records, owned shares of On-Site Sourcing's common stock (which we will refer to as the "Common Stock") at the close of business on November 16, 1998 (the "Record Date").

    On-Site Sourcing is paying the cost of requesting these proxies. On-Site Sourcing's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. On-Site Sourcing also has retained Continental Stock Transfer & Trust Company to assist in distributing proxy solicitation materials and seeking proxies. On-Site Sourcing will pay Continental Stock Transfer & Trust Company a fee of approximately $5,000 plus reasonable out-of-pocket expenses for this assistance. On-Site Sourcing will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of On-Site Sourcing's Common Stock.

    A copy of the Company's Annual Report, including financial statements for the fiscal year ended December 31, 1997, is being mailed with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about On-Site Sourcing.

VOTING YOUR SHARES

    You have one vote for each share of Common Stock that you owned of record at the close of business on the Record Date. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

    You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

    If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5 AND 6 IN THE NOTICE OF ANNUAL MEETING.

REVOKING YOUR PROXY

    If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

    - You may notify the Secretary of On-Site Sourcing in writing addressed to: Alfred T. Duncan, On-Site Sourcing, Inc., 1111 North 19th Street, Sixth Floor, Arlington, Virginia 22209, that you wish to revoke your proxy.

    - You may submit a proxy dated later than your original proxy.

    - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

    On the Record Date, 4,824,669 shares of Common Stock were issued and outstanding. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 2,412,335 shares are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present at the Annual Meeting, a vote cannot occur. Abstention and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as votes cast. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

    If your shares of Common Stock are held by a broker and you do not instruct the broker to vote those shares, the broker will not be able to vote on Proposals 2 or 3, but will have the authority to vote on Proposals 1, 4, 5 and 6.

    The six nominees for director who receive the most votes cast at the Annual Meeting will be elected to serve as the Company's directors.

    The approval of 2,412,335 shares is required under Delaware law in order to pass an amendment to the Company's Certificate of Incorporation. For this purpose, abstentions and broker non-votes will be deemed shares voted against Proposals 2, 3 and 4.

    All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast on the proposal at the Annual Meeting. For this purpose, abstention and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

    Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

    We will present the following proposals at the Annual Meeting. We do not expect any other proposals. If anyone validly presents any other proposal, the named proxies will use your proxy to vote on those proposals as they believe is appropriate.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    You will elect six directors at the Annual Meeting to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The nominees for election to the Board of Directors are:

        Christopher J. Weiler
        Allen C. Outlaw
        Anthony A. Kopsidas
        Lance Waagner
        Charles B. Millar
        Jorge R. Forgues

    The Board of Directors of the Company (which we will refer to as the "Board") has been informed that all of the nominees for election to the Board are willing to serve as directors. However, if any of the nominees is unable or unwilling to stand for election or serve if elected, the named proxies will vote for such person or persons as the Board in its discretion may choose to replace any such nominees. The Board has no reason to believe that any nominees will be unable or unwilling to stand for election or serve if elected.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

    Set forth below for each nominee is his age, length of service as a director of the Company (if applicable), selected biographical information, principal occupation and business experience for the past five years, and the names of any other publicly held companies for which such nominee serves as a director. The principal occupations listed below refer to positions with the Company unless otherwise indicated.

                                                                                                                  DIRECTOR
NAME                                                  AGE                          POSITION                         SINCE
------------------------------------------------      ---      ------------------------------------------------  -----------

Christopher J. Weiler                                     36   Chairman of the Board, Chief Executive Officer          1992
                                                               and President

Allen C. Outlaw                                           32   Vice President--Marketing                               1994

Anthony A. Kopsidas                                       28   Vice President--Operations                              1994

Lance Waagner                                             33   Executive Vice President--Information Technology         n/a

Charles B. Millar                                         37   Director                                                1996

Jorge R. Forgues                                          43   Director                                                1996

    CHRISTOPHER J. WEILER founded the Company with John S. Stoppelman in December 1992 and has been President, Chief Executive Officer and a director of the Company since that time. Mr. Weiler graduated from the United States Naval Academy in 1985 and served in the United States Navy as a surface warfare officer and as a Navy Senate Liaison Officer on Capitol Hill, Washington, D.C. from 1985 until 1991. Mr. Weiler worked for Pitney Bowes Management Services from 1991 until 1992.

    ALLEN C. OUTLAW has been Vice President of Marketing since September 1997. From March 1994 until September 1997, Mr. Outlaw served as Vice President of Sales and Marketing. Mr. Outlaw has also served on the Board of Directors since March 1994. From January 1991 until September 1997, Mr. Outlaw was owner and Director of Marketing of Justin Asset Management, an investment management firm.

    ANTHONY A. KOPSIDAS has been the Vice President of Operations since December 1994. Mr. Kopsidas served as a supervisor for the Company from March 1994 until December 1994. Mr. Kopsidas has also served on the Board of Directors since December 1994. Mr. Kopsidas served as President of Corporate Lawn and Landscaping, a Maryland corporation, from March 1991 until March 1994.

    LANCE WAAGNER has served as the Director of Information Technology since March 1998. From February 1991 until March 1998, Mr. Waagner established and directed the information technology department at Kilpatrick & Stockton LLP, a law firm, where he oversaw the firm's technology needs as the firm expanded in size from 525 persons to more than 1,000.

    CHARLES B. MILLAR has served as a Senior Vice President of the Washington, D.C. investment banking firm of Johnston, Lemon & Co., Inc. since 1991. Mr. Millar joined the Board of Directors, Compensation and Audit Committees in August 1996.

    JORGE R. FORGUES has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Treev Corporation (formerly Network Imaging Corporation), a Herndon, Virginia-based publicly traded software developer, since April 1996. From October 1993 until April 1996, Mr. Forgues was Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Globalink, a Fairfax, Virginia-based, publicly-traded software company. From 1992 to 1993, Mr. Forgues was the Director of Accounting for Spirit Cruises, a harbor cruise line with operations in nine states. From 1987 to 1992, Mr. Forgues was Vice President of Finance at Best Software, Inc., a computer software developer. Mr. Forgues joined the Board of Directors, Compensation and Audit Committees in July 1996.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

    Regular meetings of the Board of Directors of the Company are normally held every two months. During 1997, the Board of Directors held five meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

AUDIT COMMITTEE

    The members of the audit committee are Mr. Forgues and Mr. Millar. Mr. Stoppelman served as a member of the Audit Committee during 1997 and until his death in 1998. The Audit Committee reviews the financial statements of the Company to confirm that they reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee also recommends independent accountants to the Board of Directors, reviews the scope of the audit function of the independent accountants and reviews audit reports rendered by the independent accountants. The Audit Committee met one time in 1997.

COMPENSATION COMMITTEE

    The members of the Compensation Committee are Messrs. Millar, Forgues and Weiler. Mr. Millar is the Chairman of the Compensation Committee. The Compensation Committee determines the compensation of the officers of the Company. The Compensation Committee met four times in 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). SEC regulations require executive officers, directors and beneficial owners of greater than 10% of the Common Stock to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the 1997 fiscal year all filing requirements under
Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Messrs. Millar, Forgues and Arnold J. Wasserman (a former director) did not timely file Form 4s reporting grants of stock options in September 1997. Such reports have subsequently been filed.

             PROPOSAL 2: ADOPTION OF CLASSIFIED BOARD OF DIRECTORS

GENERAL

    The Board of Directors has approved, subject to your vote, an amendment to
Article VII of the Company's Certificate of Incorporation dividing the Board into three classes of directors (designated Class I, Class II and Class III) serving staggered, three-year terms, each class as nearly equal in number as possible. As a result, the stockholders of the Company would elect approximately one-third of the Board of Directors each year.

    If the stockholders approve the proposal to classify the Board of Directors, the stockholders will initially elect members of all three classes at the annual meeting of stockholders in 1999. Directors elected to Class I would serve until the next annual meeting of stockholders held in 2000 (or until their successors are duly elected and qualified or until their earlier death, resignation or removal), and directors elected to Classes II and III would serve until the annual meetings of stockholders to be held in 2001 and 2002, respectively (or until their successors are duly elected and qualified or until their earlier death, resignation or removal). Any vacancies on the Board of Directors would be filled by the directors then in office. Once elected, any director filling such a vacancy on the Board of Directors would hold office until expiration of the term of the class to which he or she was elected. The directors of the Company currently serve until the next annual meeting of the Company or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

DELAWARE LAW REGARDING CLASSIFIED BOARD OF DIRECTORS

    Section 141(k) of the Delaware General Corporation Law ("Section 141(k)") provides that directors serving on a classified board cannot be removed without cause, unless the certificate of incorporation provides otherwise. The Company's Certificate of Incorporation does not prohibit the application of Section 141(k) to its Board of Directors. Therefore, Section 141(k) will apply to the Company's Board of Directors if the stockholders vote to establish a classified Board of Directors. Under such circumstances, the stockholders of the Company could not remove incumbent directors from office without a valid reason for doing so.

CONSIDERATIONS IN SUPPORT OF THE STAGGERED BOARD OF DIRECTORS

    The Board believes that a staggered Board of Directors will enhance its ability to protect the Company against abusive or unfair tactics in connection with unsolicited takeover attempts. Adoption of the proposal would prevent any person from gaining complete control over the Board of Directors at a single stockholders' meeting. The staggered Board would encourage persons seeking to acquire control of the Company to engage in good faith, arms-length negotiations with the Board regarding the structure and terms of their takeover proposal, and would also enable the Board to negotiate from a position of greater strength.

    The Board also believes that the proposal will encourage greater continuity of service on the Board, and promote stability and consistency in the Company's management and business strategies.

OTHER CONSIDERATIONS

    Adoption of a staggered Board, combined with application of Section 141(k), will make it more difficult to remove directors and may have the effect of discouraging takeover attempts which stockholders may deem to be in their and the Company's best interests. Potential acquirors may not pursue proxy contests or other plans to acquire control of the Company because of their inability to gain control of the Board of Directors in less than two years. Moreover, a staggered Board will inhibit efforts to change the composition of the Board, even when the performance of the Board may be the sole reason for such change. The Board of Directors is not aware of any efforts to obtain control of the Company and the proposed adoption of a staggered Board of Directors is not in response to any such efforts.

THE PROPOSAL

    To establish a classified Board of Directors, Article VII of the Company's Certificate of Incorporation would be amended to read in its entirety as follows:

       "The business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors consisting of not less than three (3) nor more than nine (9) persons. The exact number of directors within the minimum and maximum limitation specified herein shall be fixed from time to time by resolution of a majority of the whole board of directors.

       The board of directors shall be and is divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual meeting following the annual meeting at which such director was elected; provided however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of fiscal year 1999, the directors first elected to Class II shall serve for a term ending on the second annual meeting following the end of fiscal year 1999 and the directors first elected to Class III shall serve for a term ending on the third annual meeting following the end of fiscal year 1999. Notwithstanding the foregoing, each director shall serve as such until the expiration of his current term when his successor shall have been duly elected and qualified, or his prior death, resignation or removal.

       At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

       Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to either class, the board shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE FOREGOING AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

            PROPOSAL 3: ADOPTION OF SUPERMAJORITY VOTING REQUIREMENT

GENERAL

    The Board of Directors of the Company has adopted, subject to your approval, an amendment to Article X of the Company's Certificate of Incorporation which would require the affirmative approval of holders of at least two-thirds of the shares of each class entitled to vote thereon to amend, alter, repeal or adopt any provisions of the Company's Certificate of Incorporation. The proposed amendment permits the Board to waive the supermajority approval requirement in circumstances where the Board believes it is in the Company's best interests to do so.

    Pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation currently requires the affirmative vote of a majority of the holders of shares of each class entitled to vote thereon to amend the Company's Certificate of Incorporation.

CONSIDERATIONS IN SUPPORT OF THE SUPERMAJORITY VOTING REQUIREMENT

    Adoption of the proposal for supermajority voting on amendments to the Company's Certificate of Incorporation should promote continuity of the Company's operations and also make it more difficult to avoid the Company's anti-takeover defenses. The requirement for supermajority stockholder approval of changes to the Company's Certificate of Incorporation makes it more difficult for potential acquirors to obtain enough votes to eliminate or change certain provisions designed to protect against unsolicited takeover bids. As a result, adoption of the proposal should improve the Board's bargaining position in connection with tender offers, takeover attempts and similar transactions. The amendment would also allow the Board of Directors to waive the supermajority voting requirement so as not to deter friendly mergers or acquisitions or other actions which the Board deems to be in the best interests of the Company and its stockholders.

OTHER CONSIDERATIONS

    Approval of the supermajority voting requirement would make implementation of fundamental corporate changes more difficult. Certain fundamental corporate changes, such as the authorization of additional shares or removal of certain anti-takeover provisions built into the Company's Certificate of Incorporation, may be necessary to consummate a merger or similar transaction and could have the effect of delaying or discouraging certain tender offers or takeover attempts which some stockholders might consider to be in their best interest. The Board of Directors is not aware of any efforts to obtain control of the Company and the proposed adoption of the supermajority voting requirement is not in response to any such efforts.

THE PROPOSAL

    To establish a supermajority voting requirement for amendments to the Certificate of Incorporation, the Board proposes amending Article X of the Company's Certificate of Incorporation to read in its entirety as follows:

       "Any amendment to this Certificate of Incorporation shall require the affirmative vote of two-thirds of the shares of each class outstanding and entitled to vote thereon, provided that the board of directors of the Corporation may, by the affirmative vote of two-thirds of all Directors, reduce the number of shares required to amend the Certificate of Incorporation on a case by case basis only, provided that in no event may the board reduce the number of shares required to amend the Certificate of Incorporation below a number equal to the majority of the shares outstanding entitled to vote thereon."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE FOREGOING AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

               PROPOSAL 4: ADOPTION OF STOCKHOLDER ACTION ONLY BY
                     DULY CALLED ANNUAL OR SPECIAL MEETING

GENERAL

    The Board of Directors of the Company has proposed amending Article VIII of the Company's Certificate of Incorporation to require that stockholder action be taken at a duly called annual or special meeting and to prohibit action by written consent of the stockholders.

    Unless otherwise provided in a company's certificate of incorporation, Delaware law permits any action permitted or required to be taken by stockholders to be taken without a meeting if a written consent setting forth the action to be taken is signed by holders of shares of outstanding stock having the votes necessary to authorize such action at a meeting of stockholders.

CONSIDERATIONS IN SUPPORT OF PROHIBITING STOCKHOLDER ACTION BY WRITTEN CONSENT

    Adoption of the proposed amendment would delay the implementation of stockholder actions until a stockholders' meeting could be held. The amendment should give the Board and non-consenting stockholders sufficient opportunity to review and consider proposed actions and strengthen the Company's defenses against takeover attempts which the Board deems not to be in the best interests of the Company and its stockholders. Prohibiting stockholder action by written consent should also give the Board sufficient opportunity to negotiate with potential acquirors and solicit competing bids or proposals and thus maximize stockholder value. Although the amendment could delay certain actions by the Company's stockholders, it will not preclude them from taking any action they deem to be in their best interest or in the best interest of the Company.

OTHER CONSIDERATIONS

    Any provision in the Company's Certificate of Incorporation which effectively requires a potential acquiror to negotiate with the Company's management and directors could be construed as enhancing management's ability to retain their positions and resist transactions which may be favored by certain stockholders. The elimination of stockholder action by written consent may impede or delay certain business transactions such as tender offers, reorganizations or mergers which are opposed by the Board of Directors even though sought by a majority of the stockholders. The Board of Directors is not aware of any efforts to obtain control of the Company and the proposed elimination of stockholder action by written consent is not in response to any such efforts.

THE PROPOSAL

    To prohibit the Company's stockholders from acting by written consent, the Board proposes amending the Company's Certificate of Incorporation by adding the following provision to Article VIII:

       "The stockholders of the Corporation may not take action by written consent without a meeting and must take any actions at a duly called annual or special meeting."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE FOREGOING AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                 PROPOSAL 5: APPROVAL OF 1998 STOCK OPTION PLAN

    Effective February 1998, the Board of Directors of the Company adopted, subject to stockholder approval, the 1998 Stock Option Plan (the "1998 Plan") to encourage stock ownership by employees and directors of the Company. Under the 1998 Plan, options to purchase an aggregate of 700,000 shares of Common Stock (subject to adjustment in the event of certain corporate events) may be granted from time to time to employees and directors of the Company, its divi sions and subsidiaries.

    The following is a summary of the 1998 Plan. This summary description is a fair and complete summary of the 1998 Plan; however, it is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE PLAN

    The 1998 Plan is designed to attract and retain qualified personnel in key positions, to provide officers, directors who are employees and other employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company, and to reward key employees for outstanding performance and the attainment of targeted goals. The 1998 Plan provides for the grant of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonqualified stock options, both with respect to the Company's Common Stock. Options to purchase no more than 700,000 shares of Common Stock may be granted under the 1998 Plan, all of which may be granted as either ISOs or nonqualified stock options. Under the 1998 Plan, the Board may grant options for up to 350,000 shares in a calendar year to any individual. The number of shares that may be issued under the 1998 Plan may be adjusted to reflect any changes in the number of shares of the Company's Common Stock due to the declaration of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of shares.

    The 1998 Plan authorizes the Board of Directors to administer the 1998 Plan, but the Board may delegate its functions to the Compensation Committee. The Board's authority includes the authority to grant options to purchase Common Stock, determine which options constitute ISOs and which constitute nonqualified stock options and to determine the exercise price of the options granted, as well as broad discretion to set or amend other terms. In setting the exercise price for ISOs, the Board is limited by the rule described in the next paragraph relating to fair market value but may choose another method of setting the price for nonqualified stock options. (As of November 20, 1998, the fair market value as defined in the 1998 Plan was $1 1/2 per share, based on the preceding day's closing price.) Options may be granted to employees, officers and employee directors of the Company as well as employees of present or future divisions and subsidiary corporations of the Company, a total of approximately 425 persons as of October 15, 1998. (We will refer to employees, officers or directors of the Company who are granted options under the 1998 Plan as "optionees.") The Company does not receive separate consideration for the granting of options, other than the provision of services.

    Options granted as ISOs are subject to three limitations. The first is that ISO treatment is limited based on when the options first become exercisable--only the first $100,000 in common stock (valued as of the date of grant) that becomes exercisable under an individual's ISOs in a given year will receive ISO tax treatment. The second limitation is that the option price must at least equal 100% of the fair market value of the shares of Common Stock of the Company on the date of grant of the option. The third limitation is that the option price for stockholders holding 10% or more of the outstanding shares of Common Stock must at least equal 110% of the fair market value of the Common Stock.

    Options granted under the 1998 Plan may only be exercised while the optionee is then in the employ of the Company and has remained continuously so employed since the date of the grant of the option or within 90 days after such employment ends. If the Company terminates an optionee for cause, all of his or her options terminate upon such termination. If an optionee is terminated by reason of death, disability or retirement, all of his or her options, to the extent already exercisable, may be exercised for 12 months after such date. Options granted under the 1998 Plan are not transferable other than by will, the laws of descent and distribution or to a revocable inter vivos trust for the primary benefit of the optionee and his or her spouse.

    Options will terminate no later than 10 years after their date of grant. However, options intended to be ISOs under the 1998 Plan will expire no later than five years after the date of grant if the option is granted to an employee who owns (or is deemed to own) more than 10% of the outstanding Common Stock. No Options may be granted after 10 years after the earlier of the Board's approval of the 1998 Plan or the stockholders' approval.

    The Board may at any time and from time to time suspend, terminate, modify or amend the 1998 Plan. However, any such action will be contingent upon stockholder approval if required to comply with the requirements of law or of any stock exchange or market on which the Common Stock trades. No suspension, termination, modification or amendment of the 1998 Plan may adversely affect any option previously granted, unless the written consent of the optionee is obtained.

TAX CONSEQUENCES

    ISOS. ISOs under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss that will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1998 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the shareholders; (iii) the option is granted by a compensation committee with voting members comprised solely of "outside directors"; and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain.

    To assist the Company in deducting as a business expense the compensation attributable to the exercise of stock options under the 1998 Plan, shareholders are requested in this Proposal to approve the per-employee limitation described above to satisfy the second condition listed above.

NEW PLAN BENEFITS

    Grants under the 1998 Plan are made at the discretion of the Board of Directors and are therefore not fully determinable with respect to dollar value or amount. The following table sets forth the total number of options granted under the 1998 Stock Option Plan contingent upon stockholder approval, with the dollar value of the outstanding options granted under the 1998 Stock Option Plan as of October 15, 1998, based on the closing bid price of the Common Stock on such date.

                                                               DOLLAR VALUE AS OF     NUMBER OF OPTIONS GRANTED
                                                                  OCTOBER 15,        GRANTED UNDER THE 1998 PLAN
NAME AND POSITION                                                  1998($)(1)                    (#)
------------------------------------------------------------  --------------------  ------------------------------
Christopher J. Weiler.......................................       $    5,019                      4,225
  Chairman, President and Chief Executive Officer
Allen C. Outlaw.............................................       $  128,066                    107,800
  Vice President--Marketing
Executive Group.............................................       $  229,520                    193,199
Non-Executive Director Group................................       $  134,640                    113,333
Non-Executive Officer Employee Group........................       $  295,220                    248,502

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN.

 .

              PROPOSAL 6: RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, with the concurrence of the Audit Committee, has selected Reznick Fedder & Silverman, P.C. ("Reznick Fedder") of Bethesda, Maryland as its independent accountants for the fiscal year ending December 31, 1998. Reznick Fedder will serve as the Company's principal accountant to audit the Company's financial statements. Reznick Fedder has served as the Company's independent accountants for the years ended December 31, 1996 and 1997. If the stockholders do not ratify the appointment of Reznick Fedder, the engagement of independent accountants will be reevaluated by the Board of Directors. Even if the appointment is ratified, the Board of Directors in its discretion may nevertheless appoint another firm of independent accountants at any time during the year if the Board of Directors determines that such change would be in the best interests of the stockholders and the Company.

    Representatives of Reznick Fedder are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

CHANGE IN ACCOUNTANTS

    The former independent auditor for the Company, Grant Thornton, LLP ("Grant Thornton") was dismissed on November 21, 1996. Grant Thornton's reports on the Company's financial statements for 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. During 1995 and 1996 and the subsequent interim period preceding the dismissal, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report. Grant Thornton communicated certain internal control matters to the Company which meet the definition of reportable events. For the fiscal year ended December 31, 1995, such reportable events involved recommendations that the Company develop and maintain stricter internal control policies for the following areas: accounts receivable, purchases and disbursements, cash receipts, fixed asset capitalization, inventory, payroll and computer processing. The Company has implemented systems of internal control which the Company feels address the issues raised by Grant Thornton. The Company has authorized Grant Thornton to respond fully to the inquiries of Reznick Fedder concerning the subject matter of each of the reportable events.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE ENGAGEMENT OF REZNICK FEDDER & SILVERMAN, PC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                           PRINCIPAL SECURITY HOLDERS

    There were a total of 4,824,669 shares of Common Stock of On-Site Sourcing outstanding on November 16, 1998. The following table sets forth how many shares were owned on that date by (1) each person or group who beneficially owns more than five percent (5%) of the Company's outstanding Common Stock; (2) each Director and Named Executive Officer of the Company, individually, and (3) the Directors and executive officers of the Company as a group.

    In preparing the following table, the Company relied upon statements filed with the SEC by beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, unless the Company knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case the Company relied upon information which it considered to be accurate and complete. Unless otherwise noted, the business address of each of the following is 1111 North 19th Street, Sixth Floor, Arlington, Virginia 22209.

                                                                             OF SHARES
                                                                              NUMBER               APPROXIMATE
                                                                           BENEFICIALLY     PERCENTAGE OF BENEFICIAL
NAME                                                                           OWNED                OWNERSHIP
-----------------------------------------------------------------------  -----------------  -------------------------
The Estate of John S. Stoppelman (1)...................................        645,000                   13.4%
  1749 Old Meadow Road
  Suite 610
  McLean, VA 22102
Christopher J. Weiler (2)..............................................        364,225                    7.6%
Allen C. Outlaw (3)....................................................        214,800                    4.5%
Anthony A. Kopsidas (4)................................................        129,412                    2.7%
Alfred T. Duncan (5)...................................................         40,225                      *
Lance Waagner(6).......................................................         27,891                      *
Jorge R. Forgues (7)...................................................         37,778                      *
  500 Huntmar Park Drive
  Herndon, VA 20170
Charles B. Millar (8)..................................................         41,278                      *
  1101 Vermont Ave., N.W.
  Washington, D.C. 20005
Edward G. Hook (9).....................................................          9,895                      *
All executive officers and Directors as a group........................        865,504                   17.9%

------------------------

*   Less than 1%

(1) Includes 15,000 shares subject to options that are exercisable currently or exercisable within 60 days.

(2) Includes 4,225 shares subject to options that are exercisable currently or exercisable within 60 days.

(3) 162,000 shares are held by an escrow agent pursuant to a promissory note and escrow agreement executed in connection with a loan by the Company to Mr. Outlaw. See "Certain Transactions--Loans and Guarantees". Includes 7,800 shares subject to options that are exercisable currently or exercisable within 60 days.

(4) Includes 129,412 shares subject to options that are exercisable currently or exercisable within 60 days.

(5) Includes 40,225 shares subject to options that are exercisable currently or exercisable within 60 days.

(6) Includes 19,167 shares subject to options that are exercisable currently or exercisable within 60 days.

(7) Includes 37,778 shares subject to options that are exercisable currently or exercisable within 60 days.

(8) Includes 37,778 shares subject to options that are exercisable currently or exercisable within 60 days.

(9) Includes 9,895 shares subject to options that are exercisable currently or exercisable within 60 days.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

EXECUTIVE OFFICERS

    The executive officers of the Company as of November 16, 1998, are as follows:

NAME                                                     AGE                             POSITION
---------------------------------------------------      ---      -------------------------------------------------------
Christopher J. Weiler..............................          36   Chairman, Chief Executive Officer and President
Alfred T. Duncan...................................          54   Executive Vice President, Chief Financial Officer
Edward Hook........................................          44   Executive Vice President, Reprographics Services
Lance Waagner......................................          33   Executive Vice President, Information Technology
Allen C. Outlaw....................................          32   Vice President--Marketing
Anthony A. Kopsidas................................          28   Vice President--Operations

    ALFRED T. DUNCAN joined the Company as Executive Vice President and Chief Financial Officer in July 1998. From June 1997 until July 1998, Mr. Duncan served as Vice President and Chief Financial Officer of Meadowlanders, Inc., owners of the New Jersey Devils, a National Hockey League team. From 1992 until June 1997, Mr. Duncan was an independent management consultant to the computer, software and consumer electronics industries. Mr. Duncan holds a BSCE from Duke University and an MBA from Harvard University.

    EDWARD HOOK joined the Company as Executive Vice President, Reprographics Services in July 1998, having served the Company as a consultant since April 1998. From February 1997 until April 1998, Mr. Hook served as an independent consultant for ASE Associates, involving strategic planning and corporate development. From 1984 to February 1997, Mr. Hook served as Senior Vice President of Shields Business Solutions, a company engaged in the sale and service of office products to the financial and legal industries.

    See "Proposal 1: Election of Directors" on pages 3-4 for additional information regarding Messrs. Weiler, Outlaw, Kopsidas and Waagner.

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and the other executive officers (collectively, the "Named Executive Officers") whose annual compensation (salary and bonus) for services rendered in all capacities to the Company exceeded $100,000 for the year ended December 31, 1997.

                                                                                                            LONG TERM
                                                                                                          COMPENSATION
                                                                                                         ---------------
                                                                                             OTHER
                                                           ANNUAL COMPENSATION              ANNUAL
                                                   -----------------------------------      COMPEN-         OPTIONS/
NAME AND PRINCIPAL POSITION                          YEAR     SALARY ($)    BONUS($)      SATION ($)        SAR'S (#)
-------------------------------------------------  ---------  -----------  -----------  ---------------  ---------------
Christopher Weiler...............................       1997     118,917       20,000         --               --
  President and CEO                                     1996      92,000       --             --               --
                                                        1995      89,972
Allen C. Outlaw..................................       1997      99,028        5,000         --               --
  Vice President, Marketing                             1996      75,734       --             --               --
                                                        1995      74,768

                                                         ALL
                                                        OTHER
                                                       COMPEN-
NAME AND PRINCIPAL POSITION                          SATION ($)
-------------------------------------------------  ---------------
Christopher Weiler...............................        --
  President and CEO                                      --
Allen C. Outlaw..................................        --
  Vice President, Marketing                              --

    Other than an employee funded 401K plan which does not receive matching funds from the Company and the stock option plans described below, as of December 31, 1997, the Company did not have any contingent forms of remuneration, including any pension, retirement, stock appreciation, cash or stock bonus, or other compensation plan.

DIRECTOR COMPENSATION

    Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In 1996, Messrs. Forgues, Millar and Wasserman, the three outside directors, each received options to purchase 20,000 shares of Common Stock vesting over a period of one year in equal portions at the end of each quarter. The options were granted at the market price of Common Stock at the time of grant. In 1997, Messrs. Forgues, Millar and Wasserman, the three outside directors, each received options to purchase 20,000 shares of Common Stock vesting over a period of one year in equal portions at the end of each quarter. The options were granted at the market price of Common Stock at the time of grant. In 1998, Mr. Stoppelman was granted options to purchase 60,000 shares of Common Stock and Messrs. Forgues, Millar and Wasserman were each granted options to purchase 40,000 shares of Common Stock. These options vest over a period of three years in equal portions at the end of each quarter and were granted at the market price of Common Stock at the time of grant. Directors who also serve as officers of the Company do not receive separate compensation, cash or otherwise, for their service as directors.

EMPLOYMENT AGREEMENTS

    The Company and Mr. Weiler entered into an employment agreement dated as of January 1998, which is effective until January 2001. Mr. Weiler is compensated at a rate of $130,000 per year, and is eligible to receive bonuses in cash or stock at the discretion of the Board of Directors based on quarterly reviews of Mr. Weiler's and the Company's performance. The Board of Directors may terminate Mr. Weiler's employment agreement at any time with or without cause. If Mr. Weiler is terminated without cause, he will be entitled to receive a severance payment equal to twelve months base salary plus the value of his other employment benefits accrued at the time of termination. The employment agreement contains a covenant that restricts Mr. Weiler from competing with the Company for the term of the agreement and for a period of one year thereafter. In the event of a change in control of On-Site Sourcing, Mr. Weiler has the right to exercise any of his options to acquire Company Common Stock, including options that have not, by their terms, vested prior to the date of the change in control.

    On July 1, 1998 the Company and Mr. Outlaw entered into an employment agreement which is effective until June 30, 1999. Mr. Outlaw is compensated at the rate of $240,000 per year and is eligible for a bonus relating to growth in revenues from the Company's reprographics operations. The agreement is subject to annual renewal by the Board. The Board of Directors may terminate Mr. Outlaw's employment agreement at any time with or without cause. If Mr. Outlaw is terminated without cause, he will be entitled to receive a severance payment equal to three months base salary plus the value of his other employment benefits accrued at the time of termination. The employment agreement contains a covenant that restricts Mr. Outlaw from competing with the Company for the term of the agreement and for a period of one year thereafter. In the event of a change in control of On-Site Sourcing, Mr. Outlaw has the right to exercise any of his options to acquire Company Common Stock, including options that have not, by their terms, vested prior to the date of the change in control.

                              CERTAIN TRANSACTIONS

LOANS AND GUARANTEES

    In January 1996, Mr. Weiler, the Chief Executive Officer and President of the Company, Mr. Weiler's wife, and Mr. Stoppelman (the former Chairman of the Board and Secretary) personally guaranteed the Company's revolving line of credit with Sequoia National Bank with a principal amount of $450,000 and interest accruing at an annual rate equal to the prime rate plus 1%. The Company obtained the line of credit as financing for general business purposes, including the financing of certain receivables. The revolving line of credit was terminated on April 1, 1997 and no amounts remain outstanding thereunder.

    In March 1996, the Company loaned $89,900 to Mr. Outlaw. The loan bears interest at an annual rate equal to 6%. At December 31, 1997 the outstanding balance under this loan was $50,400, with principal and interest due April 1, 1999.

REVENUES AND EXPENSES

    During 1997 and 1996, the Company was billed approximately $88,000 and $208,000, respectively, for legal services rendered by the Stoppelman Law Firm, P.C., of which Mr. Stoppelman (the former Chairman of the Board and Secretary) was a principal. In October 1996, the Company entered into an arrangement with The Stoppelman Law Firm whereby the Company paid a retainer of $5,000 per month for legal services which was subsequently increased to $7,000 per month in July 1997. The Company believes that the fees charged and retainer arrangement were no less favorable than those obtainable from an unaffiliated third party. This arrangement terminated on July 15, 1998 when Mr. Stoppelman died.

                          AVAILABILITY OF FORM 10-KSB

    The Company has mailed a copy of its Annual Report to each stockholder entitled to vote at this meeting. Copies of the Company's Form 10-KSB for the year ended December 31, 1997 and Forms 10-QSB for the three-month periods ended March 31, 1998, June 30, 1998 and September 30, 1998, respectively, are available at no charge to all stockholders upon request to the Company and will also be available at the Annual Meeting.

                         STOCKHOLDER PROPOSALS FOR 1999

    If you want to include a proposal in the proxy statement for On-Site Sourcing's 1999 Annual Meeting, send the proposal to On-Site Sourcing, Inc.,
Attn: Alfred T. Duncan, Chief Financial Officer and Secretary, at 1111 North 19th Street, Sixth Floor, Arlington, Virginia 22209. Proposals must be received on or before August 2, 1999 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of On-Site Sourcing's certificate of incorporation and bylaws. On-Site Sourcing will be able to use proxies given to it for next year's meeting to vote for or against any proposal at On-Site Sourcing's discretion unless the proposal is submitted to On-Site Sourcing on or before October 17, 1999.

                                 By Order of the Board of Directors
                                 Alfred T. Duncan
                                 Secretary

Arlington, Virginia

December 1, 1998

                                                                       EXHIBIT A

                             ON-SITE SOURCING, INC.
                             1998 STOCK OPTION PLAN

    1. PURPOSE.

    This 1998 Stock Option Plan (the "Plan") is intended to encourage stock ownership by employees and directors of On-Site Sourcing, Inc. (the "Company"), a Delaware corporation, its divisions and Subsidiary Corporations, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees and directors to remain in the employ of the Company and to put forth maximum efforts for the success of the business. It is further intended that options granted by the Board of Directors of the Company (the "Board") pursuant to Section 5 hereof shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code (the "Code"), as thereafter amended, and the Regulations issued thereunder (the "Code"), and options granted by the Board pursuant to Section 6 hereof shall constitute "nonqualified stock options" ("Nonqualified Stock Options") and, together with Incentive Stock Options ("Options").

    2. ADMINISTRATION AND AUTHORITY.

    The Plan shall be administered by the Board. The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares of Common Stock to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and Regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) evidencing Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board may delegate some or all of the powers granted to it pursuant to this
Section 2 to a committee (the "Committee") appointed by the Board and consisting of not less than two (2) members of the Board. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, unless otherwise determined by the Board.

    2.2 LIABILITY.

    No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option.

    3. ELIGIBILITY.

    Options may be granted to employees (including, without limitation, officers and directors who are employees of the Company or its present or future divisions and Subsidiary Corporations). In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Board shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Board shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted is sometimes referred to herein as an "Optionee." An Optionee shall be eligible to receive more than one Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

    4. SHARES.

    The shares subject to Options hereunder shall be shares of the Company's Common Stock (the "Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 700,000, all of which may be in the form of either Incentive Stock Options or Nonqualified Stock Options. The aggregate number of shares of Common Stock as to which Options may be granted under the Plan to an individual in any calendar year shall not exceed 350,000. The limitation established by this section shall be subject to adjustment as provided in Section 7.9 hereof. If any outstanding Option expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options.

    5. INCENTIVE STOCK OPTIONS.

    Options granted pursuant to this Section 5 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 7 hereof.

    5.1 VALUE OF SHARES.

    The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company and any Subsidiary Corporation become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

    5.2 TEN PERCENT SHAREHOLDER.

    In the case of an Incentive Stock Option granted to a 10% Shareholder, (a) the Option Price shall not be less than 110% of the Fair Market Value of the shares of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (b) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

    6. NONQUALIFIED STOCK OPTIONS.

    Options granted pursuant to this Section 6 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 7 hereof.

    7. TERMS AND CONDITIONS OF OPTIONS.

    Each Option shall be evidenced by a written Option Agreement between the Company and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:

    7.1 NUMBER OF SHARES.

    Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

    7.2 TYPE OF OPTION.

    Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

    7.3 OPTION PRICE.

    Each Option Agreement shall state the Option Price which, in the case of Incentive Stock Options, shall be not less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 7.9 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless the resolution specifies otherwise.

    7.4 MEDIUM AND TIME OF PAYMENT.

    The Option Price shall be paid in full, at the time of exercise, in cash or, as the Committee provides in the Option Agreement initially or by amendment, in shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and such shares or by such other method as the Committee permits (including cashless exercises), and may be effected in whole or in part (a) with monies received from the Company at the time of exercise as a compensatory cash payment, or (b) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Board, in its discretion separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law, and provided, further, if the Option Price is paid with monies borrowed from the Company, such fact shall be noted conspicuously on the certificate evidencing such shares in accordance with applicable law.

    7.5 TERM AND EXERCISE OF OPTIONS.

    Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Board may determine, as reflected in the Option Agreement; provided, however, that the Board shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Board for all Options; provided, however that such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 7.6 and 7.7 hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Board; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

    7.6 TERMINATION.

    Except as provided in Section 7.5 and in this Section 7.6 hereof, an Option may not be exercised unless the Optionee is then in the employ of the Company or a division or Subsidiary Corporation (or a corporation issuing or assuming the Option in a transaction to which IRC Section 425(a) applies), and unless the Optionee has remained continuously so employed since the date of grant of the Option. If the employment of an Optionee shall terminate (other than by reason of death, disability or retirement), all Options of such Optionee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three months after such termination; provided, however, that if the employment of an Optionee shall terminate for cause, all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised, terminate forthwith. Nothing in the Plan or in any Option shall confer upon an individual any right to continue in the employ of the Company or any of its divisions or Subsidiary Corporations or interfere in any way with the right of the Corporation or any such division or Subsidiary Corporation to terminate such employment.

    7.7 DEATH, DISABILITY OR RETIREMENT.

    If an Optionee shall die while employed by the Company, or a Subsidiary Corporation thereof, or within three months after the termination of such Optionee's employment, other than for cause, or if the Optionee's employment shall terminate by reason of disability or retirement, all Options theretofore granted to such Optionee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or disability of the Optionee, at any time within one year after the date of death, disability or retirement of the Optionee.

    7.8 NONTRANSFERABILITY OF OPTIONS.

    Options granted under the Plan shall not be transferable otherwise than (a) by will; (b) by the laws of descent and distribution; or (c) to a revocable inter vivos trust for the primary benefit of the Optionee and his or her spouse. Options may be exercised, during the lifetime of the Optionee, only by the Optionee, his or her guardian, legal representative or the Trustee of an above described trust.

    7.9 EFFECT OF CERTAIN CHANGES.

           (1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options and the price per share of such Options shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

           (2) In the event of the proposed dissolution or liquidation of the Company, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Company with another corporation, the Board may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or the Board may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of 30 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable; provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

           (3) If while unexercised Options remain outstanding under the Plan, the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation (each, a "Disposition Transaction"), then the Board may (a) make an appropriate adjustment to the number and class of shares available for options, and to the amount and kind of shares or other securities or property (including cash) receivable upon exercise of any outstanding options after the effective date of such transaction, and the price thereof, or, in lieu of such adjustment, provide for the cancellation of all options outstanding at or prior to the effective date of such transaction; (b) provide that exercisability of all Options shall be accelerated, whether or not otherwise exercisable; or (c) in its discretion, permit Optionees to surrender outstanding options for cancellation; provided, however, that if the stockholders approve such Disposition Transaction within five years of the date of adoption of this Plan, the Board shall provide for the alternative in (b) above. Upon any cancellation of an outstanding Option pursuant to this Section, the Optionee shall be entitled to receive, in exchange therefore a cash payment under any such Option in an amount per share determined by the Board in its sole discretion, but not less than the difference between the per share exercise price of such Option and the Fair Market Value of a share of the Company Common Stock on such date as the Board shall determine.

           (4) Paragraphs (2) and (3) of this Section 7.9 shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

           (5) In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all, of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

           (6) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

           (7) Except as hereinbefore expressly provided in this Section 7.9, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock or any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and may issue by the Company of shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

    7.10 RIGHTS AS A SHAREHOLDER.

    An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7.9 hereof.

    7.11 OTHER PROVISIONS.

    The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (a) the imposition of restrictions upon the exercise of an Option; (b) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option; and (c) conditions relating to compliance with applicable federal and state securities laws, as the Board shall deem advisable.

    8. AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES.

    If the Board shall so require, as a condition of the exercise, each Optionee shall agree that (a) no later than the date of exercise of any Option, the Optionee will pay to the Company or make arrangements satisfactory to the Board regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Options, and (b) the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Optionee.

    9. TERM OF PLAN.

    Options may be granted pursuant to the plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

    10. DEFINITIONS.

    As used in this Plan, the following words and phrases shall have the meanings indicated:

        (a) "DISABILITY" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than one year.

        (b)  "FAIR MARKET VALUE" per share as of a particular date shall mean
    (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange; or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) in case no reported sale takes place, the average of the closing bid and asked prices on the National Association of Securities Dealers' Automated Quotations System ("NASDAQ") or any comparable system, or if the shares of Common Stock are not listed on NASDAQ or comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or (iv) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board in its discretion may determine.

        (c) "PARENT COMPANY" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option, each of the corporations other than the employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (d) "SUBSIDIARY CORPORATION" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (e) "TEN PERCENT Shareholder" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary Corporations.

    11. AMENDMENT AND TERMINATION OF THE PLAN.

    The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, to the extent necessary to preserve Incentive Stock Option treatment or comply with regulatory requirements, any such amendment shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding. Except as provided in Section 7 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee is obtained.

    12. APPROVAL OF SHAREHOLDERS.

    The Plan shall take effect upon its adoption by the Board of Directors but shall be subject to the approval of the holders of a majority of the issued and outstanding shares of Common Stock of the Company, which approval must occur within twelve (12) months after the date the Plan is adopted by the Board.

    13. EFFECT OF HEADINGS.

    The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

                                ON-SITE SOURCING, INC.

                                By:
                                     -----------------------------------------
                                                 Christopher Weiler
                                                     PRESIDENT

                                                                           PROXY
                             ON-SITE SOURCING, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Christopher J. Weiler and Alfred T. Duncan, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of On-Site Sourcing, Inc. (the "Company") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Stockholders to be held on December 29, 1998, at 8:00 AM at the Company's offices located at 1111 North 19th Street, Sixth Floor, Arlington, Virginia 22209, or any adjournment(s) thereof. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED DECEMBER 1, 1998.

Proposal 1.  Election of each of the following nominees to the Board of
             Directors of the Company:

           Christopher J. Weiler, Allen C. Outlaw, Anthony A. Kopsidas, Lance Waagner, Charles B. Millar, Jorge R. Forgues

               / / FOR                                         / / WITHHOLD

           The undersigned may withhold authority to vote for any one or more of the nominees by lining through or otherwise striking out the name of such nominee.

Proposal 2.  To approve the Amendment to the Company's Certificate of
             Incorporation to establish a classified Board of Directors.

               / / FOR                / / AGAINST                / / ABSTAIN

Proposal 3.  To approve the Amendment to the Company's Certificate of
             Incorporation to establish a supermajority voting requirement for amendments to the Certificate of Incorporation.

               / / FOR                / / AGAINST                / / ABSTAIN

Proposal 4.  To approve the Amendment to the Company's Certificate of
             Incorporation to prohibit stockholder action by written consent.

               / / FOR                / / AGAINST                / / ABSTAIN

Proposal 5.  To approve the 1998 Stock Option Plan.

               / / FOR                / / AGAINST                / / ABSTAIN

Proposal 6.  To ratify the selection of Reznick Fedder & Silverman, PC as independent accountants for the Company for the fiscal year ending December 31, 1998.

               / / FOR                / / AGAINST                / / ABSTAIN

            PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ABOVE

                                                     (Continued on reverse side)

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2, 3, 4, 5 AND 6. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given.

                                           DATE:
                                           -------------------------------------

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                         Signature

                                           Please date this proxy and sign your
                                           name exactly as it appears hereon.
                                           When there is more than one owner,
                                           each should sign. When signing as an
                                           attorney, administrator, executor,
                                           guardian or trustee, please add your
                                           title as such. If executed by a
                                           corporation, the proxy should be
                                           signed by a duly authorized officer.